Exhibit 99.2

Consortium Service Management Group, Inc. Announces Approval of Official Name Change to CSMG Technologies, Inc.

Corpus Christi, TX, January 23, 2007 -- CSMG Technologies, Inc., (OTC Bulletin Board: CTUM - News) announced the Secretary of Sate of Texas has approved the name change from Consortium Service Management Group, Inc. to CSMG Technologies, Inc. This name change was previously approved by CTUM's shareholders at its January 3, 2007 shareholder meeting.

Donald S. Robbins, president and CEO of CSMG Technologies, said "We are entering a new era at CTUM in bringing our products to market and we believe the official name change better reflects our identity and direction of the company. We wish to thank the CTUM shareholders for their continued support of our company and we are enthusiastic over our prospects. We believe 2007 holds great promise for bringing our products to market."

About CSMG Technologies' Tissue Welding/Bonding Technology

Surgeons at 27 Ukraine hospitals and clinics are using the tissue welding/bonding technology in clinical trials. They have completed more than 7,000 human surgeries using more than 80 types of open and laparoscopic surgical procedures, demonstrating the technology is universal in its ability to repair soft biological tissue. These surgeries included lung, neuro-surgery, nasal septum, intestine, stomach, skin, gall bladder, liver, spleen, blood vessels, nerves, alba linea, uterus, bladder, gynecological, fallopian tube, ovary and testicles and dura-matter. Cosmetic surgeries conducted with this technology include breast reduction, breast implants, mastopexy and abdominal plasty. The procedure involves little or no scarring, while restoring the normal function of the body organ or tissue.

The technology was invented and developed at the internationally renowned E.O. Paton Institute of Electric Welding, National Academy of Sciences of Ukraine, Kiev, Ukraine, headed by Professor B.E. Paton. U.S. and Australia patents have been issued, a patent in the European Union has been approved, and additional U.S. and foreign patents are pending.

About CSMG Technologies, Inc.

CSMG Technologies is a technology management company that finances, owns, develops, licenses and markets innovative advanced technologies and business opportunities created in the Ukraine through a network of scientific institutes and private organizations. CSMG has three subsidiaries, Live Tissue Connect, Inc., CSMG Gastech, LLC and Anaerobic Farm Waste, Inc.

For further information on CSMG Technologies and its various subsidiaries, please visit our website at www.ctum.com.

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This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934 as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may,'' "would,'' "will," "expect,'' "estimate,'' "anticipate,'' "believe,'' "intend'' and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

CONTACT:

ROI Group Associates, Inc.
Michael Dodge, 212-495-0744
mdodge@roiny.com
or
Bob Giordano, 212-495-0201

CSMG Technologies, Inc. - 500 No. Shoreline # 701 no. - Corpus Christi, TX 78471
Donald S. Robbins, President and CEO
   361-887-7546
K. Bruce Jones
   770-955-0409